UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 15, 2006

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

NovaDel Pharma Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors, pursuant to which the Company will issue and sell an aggregate of approximately 9,823,983 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a purchase price of $1.45 per share, and warrants to purchase up to approximately 3,929,593 shares (the “Warrant Shares”) of Common Stock, which will not be exercisable until the six (6) month anniversary of the date of issuance and shall expire five (5) years from the date they become exercisable, at an exercise price of $1.70 per share (the “Warrant”).

Subject to receipt by the Company of approval from the American Stock Exchange of the Company’s Additional Listing Application listing the Shares and Warrant Shares, as well as certain other closing conditions, the private placement is expected to close by December 29, 2006.  The Company will receive gross proceeds equal to approximately $14 million.

The Company also entered into a placement agent agreement with a placement agent, in which the placement agent will be paid a cash fee equal to 7% of the aggregate amount of the proceeds received at Closing (as defined in the Securities Purchase Agreement) and warrants to purchase shares of Common Stock equal to 5% of the shares of common stock sold, subject to certain exclusions, plus expenses. As a result, the Company expects to receive approximately $13 million in net proceeds, after deducting commission and expenses.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to file a resale registration statement on Form S-3 on or prior to 30 days after Closing (as defined in the Securities Purchase Agreement) to register, pursuant to the Securities Act, the shares of Common Stock and shares of Common Stock underlying the Warrants, acquired by the investors.

A complete copy of each of the form of Warrant, Securities Purchase Agreement and Placement Agent Agreement will be filed as exhibits to the Form 8-K to be filed after closing of the financing. The foregoing descriptions of: (i) the Warrant, (ii) the Securities Purchase Agreement; and (iii) the Placement Agent Agreement, and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of NovaDel Pharma Inc., dated December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By	/s/ Michael E Spicer
Name	Michael E Spicer
Title	Chief Financial Officer

Date: December 15, 2006